EXHIBIT 99.1
News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 1, 2022

ExxonMobil Earns $23 Billion in 2021, Initiates $10 Billion Share Repurchase Program

•Generates $48 billion of cash flow from operating activities, the highest level since 2012, more than covering capital investments, debt reduction, and dividend
•Reduces structural costs by an additional $1.9 billion, increasing total savings to nearly $5 billion versus 2019
•Strengthens balance sheet to pre-pandemic levels by paying down $20 billion in debt
•Expects to achieve 2025 emission-reduction plans four years ahead of schedule
•Aims to achieve net-zero Scope 1 and 2 greenhouse gas emissions for operated assets by 2050, with plans to achieve net-zero in the Permian Basin by 2030

			Third
	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020
Results Summary
(Dollars in millions, except per share data)
Earnings/(Loss) (U.S. GAAP)	8,870	(20,070)	6,750	23,040	(22,440)

Earnings/(Loss) Per Common Share
Assuming Dilution	2.08	(4.70)	1.57	5.39	(5.25)

Identified Items Per Common Share
Assuming Dilution	0.03	(4.73)	(0.01)	0.01	(4.92)

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	2.05	0.03	1.58	5.38	(0.33)

Capital and Exploration Expenditures	5,808	4,771	3,851	16,595	21,374

IRVING, Texas – February 1, 2022 – Exxon Mobil Corporation today announced fourth-quarter 2021 earnings of $8.9 billion, or $2.08 per share assuming dilution, resulting in full-year earnings of $23 billion, or $5.39 per share assuming dilution. Capital and exploration expenditures were $5.8 billion in the fourth quarter and $16.6 billion for the full year 2021, in line with guidance.

“Our effective pandemic response, focused investments during the down-cycle, and structural cost savings positioned us to realize the full benefits of the market recovery in 2021,” said Darren Woods, chairman and chief executive officer. “Our new streamlined business structure is another example of the actions we are taking to further strengthen our competitive advantages and grow shareholder value. We've made great progress in 2021 and our forward plans position us to lead in cash flow and earnings growth, operating performance, and the energy transition.”

Fourth-Quarter and Full-Year Business Highlights

Upstream
•Average realizations for crude oil increased 8% from the third quarter. Natural gas realizations increased 63% from the prior quarter.
•Oil-equivalent production in the fourth quarter was 3.8 million barrels per day. Excluding entitlement effects, divestments, and government mandates, oil-equivalent production increased 2% versus the prior-year quarter, and was also up 2% versus the prior year, driven by demand recovery.
•In 2021, production volumes in the Permian increased nearly 100,000 oil-equivalent barrels per day, with improved capital efficiency. The focus remains on continuing to grow free cash flow by increasing recovery through efficiency gains and technology applications.
•ExxonMobil continued to progress its low cost of supply deepwater developments in Guyana, with estimated recoverable resources increasing to approximately 10 billion oil-equivalent barrels, supported by six commercial discoveries in 2021. The Liza Unity floating production, storage, and offloading vessel arrived in Guyanese waters in October 2021.
•The sale of certain United Kingdom North Sea assets to Neo Energy was completed in December 2021.

Downstream
•Global refining margins improved from the third quarter with increased transportation demand driven by easing mobility restrictions, partly offset by higher energy prices in Europe. Fourth-quarter margins improved to the low end of the 10-year range, although jet demand remains challenged.
•Refining throughput in the quarter was the highest since 2013, up 2% from the third quarter, allowing the company to capture the benefit of improved industry margins.
•Lubricants earnings were a full-year record, as strong reliability performance enabled full capture of robust basestocks margins.
•The company acquired a 49.9% stake in BioJet AS, a Norwegian biofuels company that plans to convert forestry and wood-based construction waste into lower-emissions advanced biofuels, providing ExxonMobil the opportunity to purchase as much as 3 million barrels of lower-emission biofuel products per year.

Chemical
•Fourth-quarter industry margins declined from historically high levels to the middle of the 10-year range due to increased industry supply and higher feed and energy costs.
•Annual earnings of $7.8 billion were a full-year record, reflecting robust industry demand, strong reliability, structural cost reductions, and the company's global supply and logistics advantages.
•High-value, performance products grew 7% and the organization advanced key projects supporting future growth. The Corpus Christi Chemical Complex started up ahead of schedule and under budget, and a final investment decision was reached to proceed with a chemical complex in the Dayawan Petrochemical Industrial Park in Huizhou, Guangdong Province in China.
•ExxonMobil announced the acquisition of Materia, Inc., a technology company that pioneered the development of a Nobel prize-winning technology for manufacturing high-performance structural polymers. The innovative materials can be used in a number of applications, including wind turbine blades, electric vehicle parts, sustainable construction, and anticorrosive coatings.
•The company made its first commercial sale of certified circular polymer from recycled plastic, manufactured in Baytown, Texas, using proprietary advanced recycling technology. The advanced recycling operation in

Baytown will be among the largest in North America with initial planned capacity to recycle 30,000 metric tons of plastic waste per year.
•ExxonMobil completed the sale of its global Santoprene™ business to Celanese in December for a total price of $1.15 billion.

Leading the Drive to Net Zero
•The company expects to meet its 2025 emission-reduction plans four years ahead of schedule. This includes a 15-20% reduction in greenhouse gas intensity of upstream operations; a 40-50% reduction in methane intensity; and a 35-45% reduction in flaring intensity across the corporation versus 2016.
•In the fourth quarter, the company announced new emission-reduction plans through 2030, which include plans to achieve Scope 1 and 2 net-zero greenhouse gas emissions by 2030 in the Permian Basin, and are consistent with Paris-aligned pathways, the U.S. and European Union's Global Methane Pledge, and the U.S. Methane Emissions Reduction Action Plan. The company plans to invest $15 billion in lower-emission solutions to both reduce its Scope 1 and 2 greenhouse gas emissions and support customers in decarbonizing, with a focus on carbon capture and storage, hydrogen and biofuels.
•In January, ExxonMobil announced its ambition to achieve net-zero emissions from operated assets by 2050, backed by a comprehensive approach to develop detailed emission-reduction roadmaps for major operated assets. This ambition applies to Scope 1 and 2 greenhouse gas emissions, and builds on the company’s 2030 emission-reduction plans. The Company’s roadmap approach identifies greenhouse gas emission-reduction opportunities for individual operated assets and the investment and future policy needs required to achieve net-zero.
•ExxonMobil and Scepter, Inc. agreed to work together to deploy advanced satellite technology and proprietary data processing platforms to detect methane emissions at a global scale. Initially focused on Permian Basin operations, the agreement has the potential to redefine methane detection and mitigation efforts and could contribute to broader satellite-based emission-reduction efforts across a dozen global industries, including energy, agriculture, manufacturing and transportation.
•Since establishing the Low Carbon Solutions business in early 2021, ExxonMobil announced progress on 10 carbon capture and storage opportunities. The initiatives are in Houston, Texas; LaBarge, Wyoming; Edmonton, Canada; St. Fergus, U.K.; Southampton, U.K.; Fife, U.K.; Normandy, France; Malaysia; Indonesia; and Russia. These are in addition to previously announced projects in Qatar; Antwerp, Belgium; Rotterdam, Netherlands; and Australia.

Capital Allocation and Structural Cost Improvement
•In the fourth quarter, the company paid down debt by an additional $9 billion, bringing the full-year reduction to $20 billion, strengthening the balance sheet and returning debt to pre-pandemic levels.
•The company captured an additional $1.9 billion in structural savings in 2021, increasing total savings to roughly $5 billion relative to 2019. The company is on pace to exceed total annual structural cost reductions of $6 billion by 2023. Building on this work, the company recently announced additional efforts to streamline its business structure to enhance effectiveness, grow value, and reduce costs. These changes will more fully leverage global functional capabilities, improve line of site to markets, and enhance resource allocation to the highest corporate priorities.
•During the fourth quarter, ExxonMobil’s board of directors approved the company’s corporate plan for 2022, with capital spending anticipated to be in the range of $21 billion to $24 billion.
•Beginning in the first quarter of 2022, the company initiated share repurchases associated with the previously announced buyback program of up to $10 billion over the next 12 to 24 months.

Earnings and Volume Summary
Millions of Dollars	4Q	4Q
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	1,768	(16,803)	+18,571	Higher prices; identified items (+16,514; impairments)
Non-U.S.	4,317	(1,729)	+6,046	Higher prices; identified items (+2,220; impairments +1,714, asset sale +459, tax items +297, contractual provisions -250)
Total	6,085	(18,532)	+24,617	Price +5,880, volume/mix -170, expenses -140, other +320, identified items +18,730
Production (koebd)	3,816	3,689	+127	Liquids +60 kbd: lower government mandates and net growth, partly offset by lower entitlements and divestments Gas +399 mcfd: less downtime and higher entitlements, partly offset by divestments
Downstream
U.S.	913	(514)	+1,427	Higher margins driven by stronger industry refining conditions, favorable LIFO inventory impact, and reduced expenses, partly offset by lower volumes
Non-U.S.	554	(697)	+1,251
Higher margins reflecting stronger industry refining conditions, higher volumes, and reduced expenses, partly offset by unfavorable LIFO inventory impact; identified items (+520; impairments +258, tax items +262)

Total	1,467	(1,211)	+2,678	Margin +2,060, volume +60, expenses +150, other -110, identified items +520
Petroleum Product Sales (kbd)	5,391	4,833	+558
Chemical
U.S.	1,322	461	+861	Higher margins partly offset by increased expenses on higher turnaround, maintenance and project activity; identified items (+494; asset sale)
Non-U.S.	599	230	+369	Higher margins, favorable LIFO inventory impact, and lower expenses; identified items (+158; mainly asset sale)
Total	1,921	691	+1,230	Margin +580, expenses -90, volume -10, other +100, identified items +650
Prime Product Sales (kt)	6,701	6,643	+58
Corporate and financing	(603)	(1,018)	+415	Identified items +345 (mainly prior year severance)

Earnings and Volume Summary
Millions of Dollars	4Q	3Q
(unless noted)	2021	2021	Change	Comments
Upstream
U.S.	1,768	869	+899	Higher prices and favorable unsettled derivative impacts; identified items (-263; impairments)
Non-U.S.	4,317	3,082	+1,235
Higher prices, favorable unsettled derivative impacts, higher gas demand, and favorable one-time asset management items, partly offset by seasonally higher expenses; identified items (-280; impairments -489, asset sale +459, contractual provisions -250)

Total	6,085	3,951	+2,134	Price +2,230, volume +290, expenses -320, other +470, identified items -540
Production (koebd)	3,816	3,665	+151	Liquids +72 kbd: primarily lower government mandates Gas +474 mcfd: seasonally higher demand and entitlement impacts
Downstream
U.S.	913	663	+250	Higher marketing-driven margins, higher volumes, and favorable one-time items, partly offset by seasonally higher expenses
Non-U.S.	554	592	-38	Favorable unsettled derivative impacts more than offset by unfavorable one-time items and seasonally higher expenses
Total	1,467	1,255	+212	Margin +490, volume +80, expenses -250, other -110
Petroleum Product Sales (kbd)	5,391	5,327	+64
Chemical
U.S.	1,322	1,183	+139	Lower margins and higher maintenance, turnaround and project expenses; identified items (+494; asset sale)
Non-U.S.	599	957	-358	Lower margins, seasonally higher expenses, and unfavorable foreign exchange; identified items (+136; asset sale)
Total	1,921	2,140	-219	Margin -680, expenses -110, volume -30, other -30, identified items +630
Prime Product Sales (kt)	6,701	6,672	+29
Corporate and financing	(603)	(596)	-7

Earnings and Volume Summary
Millions of Dollars	Full Year	Full Year
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	3,663	(19,385)	+23,048	Higher prices, reduced expenses, and increased liquids volumes; identified items (+16,829; impairments)
Non-U.S.	12,112	(645)	+12,757
Higher prices and favorable one-time tax items, partly offset by lower liquids volumes driven by entitlement effects; identified items (+2,322; impairments +1,755, asset sale +459, tax +297, inventory valuation +61, contractual provisions -250)

Total	15,775	(20,030)	+35,805	Price +15,930, volume -340, expenses +390, other +680, identified items +19,150
Production (koebd)	3,712	3,761	-49
Liquids -60 kbd: higher demand reflecting the absence of economic curtailments, and growth, more than offset by lower entitlements, decline and divestments

Gas +66 mcfd: higher demand, partly offset by divestments and Groningen production limit

Downstream
U.S.	1,314	(852)	+2,166	Higher margins driven by improved industry refining conditions and reduced expenses
Non-U.S.	791	(225)	+1,016	Reduced expenses and higher volumes, partly offset by unfavorable foreign exchange and LIFO impacts; identified items (+855; impairments +593, tax items +262)
Total	2,105	(1,077)	+3,182	Margin +1,920, volume +100, expenses +560, other -260, identified items +860
Petroleum Product Sales (kbd)	5,162	4,895	+267
Chemical
U.S.	4,502	1,277	+3,225	Higher margins and increased volumes; identified items (+584; mainly asset sale)
Non-U.S.	3,294	686	+2,608	Higher margins, favorable foreign exchange, and reduced expenses; identified items (+160; mainly asset sale)
Total	7,796	1,963	+5,833	Margin +4,480, volume +250, expenses +80, other +280, identified items +740
Prime Product Sales (kt)	26,332	25,449	+883
Corporate and financing	(2,636)	(3,296)	+660	Identified items +297 (mainly prior year severance), lower financing costs +191

Cash Flow from Operations and Asset Sales excluding Working Capital
Millions of Dollars	4Q	Full Year
	2021	2021	Notes
Net income (loss) including noncontrolling interests	9,079	23,598	Including noncontrolling interests of $209 million in the quarter and $558 million for the full year
Depreciation	5,661	20,607
Changes in operational working capital	1,930	4,162
Other	454	(238)
Cash Flow from Operating	17,124	48,129
Activities (U.S. GAAP)
Asset sales	2,601	3,176
Cash Flow from Operations	19,725	51,305
and Asset Sales
Changes in operational working capital	(1,930)	(4,162)
Cash Flow from Operations	17,795	47,143
and Asset Sales excluding Working Capital

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on February 1, 2022. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, descriptions of strategic, operating, and financial plans and objectives, statements of future ambitions and goals, and other statements of future events or conditions in this release, are forward-looking statements. Similarly, the emission-reduction roadmaps are dependent on future market factors, such as continued technological progress and policy support, and represent forward-looking statements. Actual future results, including financial and operating performance; total capital expenditures and mix, including allocations of capital to low carbon solutions; cost reductions and efficiency gains, including the ability to meet or exceed announced cost and expense reduction objectives; plans to reduce future emissions and emissions intensity; timing and outcome of projects to capture and store CO2; timing and outcome of biofuel and plastic waste recycling projects; cash flow, dividends and shareholder returns, including the timing and amounts of share repurchases; future debt levels and credit ratings; business and project plans, timing, costs, capacities and returns; achievement of ambitions to reach Scope 1 and Scope 2 net zero from operated assets by 2050; achievement of plans to reach Scope 1 and 2 net zero in Upstream Permian Basin operated assets by 2030; and resource recoveries and production rates could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials for our products; actions of competitors and commercial counterparties; the outcome of commercial negotiations, including final agreed terms and conditions; the ability to access short- and long-term debt markets on a timely and affordable basis; the ultimate impacts of COVID-19, including the extent and nature of further outbreaks and the effects of government responses on people and economies; reservoir performance; the outcome of exploration projects; timely completion of development and other construction projects; final management approval of future projects and any changes in the scope, terms, or costs of such projects as approved; changes in law, taxes, or regulation including environmental regulations, trade sanctions, and timely granting of governmental permits and certifications; government policies and support and market demand for low carbon technologies; war, and other political or security disturbances; opportunities for potential investments or divestments and satisfaction of applicable conditions to closing, including regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of ExxonMobil’s 2020 Form 10-K.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities for 2021 periods is shown on page 7 and for 2021 and 2020 periods in Attachment V.

This press release also includes cash flow from operations and asset sales excluding working capital. We believe it is useful for investors to consider these numbers in comparing the underlying performance of our business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities for 2021 periods is shown on page 7 and for 2021 and 2020 periods in Attachment V.

This press release also includes earnings/(loss) excluding identified items, which are earnings/(loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several periods or several segments. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The Corporation believes this view provides investors increased transparency into business results and trends and provides investors with a view of the business as seen through the eyes of management. Earnings excluding Identified Items is not meant to be viewed in isolation or as a substitute for net income (loss) attributable to ExxonMobil as prepared in accordance with U.S. GAAP. A reconciliation to earnings is shown for 2021 and 2020 periods in Attachments II-a and II-b. Corresponding per share amounts are shown on page 1 and in Attachment II-a, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales-based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

This press release also references free cash flow. Free cash flow is the sum of net cash provided by operating activities and net cash flow used in investing activities. This measure is useful when evaluating cash available for financing activities, including shareholder distributions, after investment in the business. Free cash flow is not meant to be viewed in isolation or as a substitute for net cash provided by operating activities.

This press release also references structural cost reductions (also "structural cost savings", "structural savings", "structural cost improvement"). Structural cost reductions describe decreases in the below expenses as a result of operational efficiencies, workforce reductions and other cost saving measures that are expected to be sustainable compared to 2019 levels. Relative to 2019, estimated cumulative annual structural cost reductions totaled $4.9 billion, of which $1.9 billion was achieved in 2021. The total change between periods in expenses below will reflect both structural cost reductions and other changes in spend, including market factors, such as energy costs, inflation, and foreign exchange impacts, as well as changes in activity levels and costs associated with new operations. Structural cost reductions are stewarded internally to support management’s oversight of spending over time. This measure is useful for investors to understand the Corporation’s efforts to optimize spending through disciplined expense management.

Millions of Dollars	2021	2020	2019

Subset of total Costs and other deductions
Production and manufacturing expenses	36,035	30,431	36,826
Selling, general and administrative expenses	9,574	10,168	11,398
Exploration expenses, including dry holes	1,054	1,285	1,269
Total	46,663	41,884	49,493

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. A reconciliation of production excluding divestments, entitlements, and government mandates to actual production is contained in the Supplement to this release included as Exhibit 99.2 to the Form 8-K of even date herewith. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

ExxonMobil reported emissions, including reductions and avoidance performance data, are based on a combination of measured and estimated data. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and IPIECA. The uncertainty associated with the emissions, reductions and avoidance performance data depends on variation in the processes and operations, the availability of sufficient data, the quality of those data and methodology used for measurement and estimation. Changes to the performance data may be reported as updated data and/or emission methodologies become available. ExxonMobil works with industry, including API and IPIECA, to improve emission factors and methodologies, including measurements and estimates.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships. ExxonMobil's ambitions, plans and goals do not guarantee any action or future performance by its affiliates or Exxon Mobil Corporation's responsibility for those affiliates' actions and future performance, each affiliate of which manages its own affairs.

Estimated Key Financial and Operating Data
Attachment I
Exxon Mobil Corporation
Fourth Quarter 2021
(millions of dollars, unless noted)

			Third
	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020
Earnings (Loss) / Earnings (Loss) Per Share
Total revenues and other income	84,965	46,540	73,786	285,640	181,502
Total costs and other deductions	73,236	73,153	64,180	254,406	210,385
Income (loss) before income taxes	11,729	(26,613)	9,606	31,234	(28,883)
Income taxes	2,650	(6,010)	2,664	7,636	(5,632)
Net income (loss) including noncontrolling interests	9,079	(20,603)	6,942	23,598	(23,251)
Net income (loss) attributable to noncontrolling interests	209	(533)	192	558	(811)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	8,870	(20,070)	6,750	23,040	(22,440)

Earnings (loss) per common share (dollars)	2.08	(4.70)	1.57	5.39	(5.25)

Earnings (loss) per common share
- assuming dilution (dollars)	2.08	(4.70)	1.57	5.39	(5.25)

Exploration expenses, including dry holes	524	595	190	1,054	1,285

Other Financial Data
Dividends on common stock
Total	3,763	3,715	3,720	14,924	14,865
Per common share (dollars)	0.88	0.87	0.87	3.49	3.48

Millions of common shares outstanding
At period end				4,239	4,233
Average - assuming dilution	4,275	4,272	4,276	4,275	4,271

ExxonMobil share of equity at period end				168,577	157,150
ExxonMobil share of capital employed at period end				218,642	227,137

Income taxes	2,650	(6,010)	2,664	7,636	(5,632)
Total other taxes and duties	8,659	7,344	8,572	32,955	28,425
Total taxes	11,309	1,334	11,236	40,591	22,793
Sales-based taxes	5,987	4,364	5,775	21,872	16,281
Total taxes including sales-based taxes	17,296	5,698	17,011	62,463	39,074

ExxonMobil share of income taxes of
equity companies	918	285	713	2,756	861

Attachment II-a
Exxon Mobil Corporation
Fourth Quarter 2021

			Third
$ Millions	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020

Earnings/(Loss) (U.S. GAAP)	8,870	(20,070)	6,750	23,040	(22,440)

Identified Items Included in Earnings/(Loss)
Impairments	(752)	(19,273)	—	(752)	(20,060)
Tax items	—	(581)	—	—	(581)
Asset sales	1,081	—	—	1,081	—
Noncash inventory valuation - lower of cost or market	—	—	—	—	(61)
Contractual provisions	(250)	—	—	(250)	—
Other items (severance - global workforce review)	(4)	(326)	(5)	(52)	(326)
Corporate total	75	(20,180)	(5)	27	(21,028)

Earnings/(Loss) Excluding Identified Items	8,795	110	6,755	23,013	(1,412)

$ Per Common Share[1]

Earnings/(Loss) Per Common Share
Assuming Dilution (U.S. GAAP)	2.08	(4.70)	1.57	5.39	(5.25)

Identified Items Included in Earnings/(Loss)
Per Common Share Assuming Dilution
Impairments	(0.17)	(4.51)	—	(0.17)	(4.69)
Tax items	—	(0.14)	—	—	(0.13)
Asset sales	0.26	—	—	0.26	—
Noncash inventory valuation - lower of cost or market	—	—	—	—	(0.02)
Contractual provisions	(0.06)	—	—	(0.06)	—
Other items (severance - global workforce review)	—	(0.08)	(0.01)	(0.02)	(0.08)
Corporate total	0.03	(4.73)	(0.01)	0.01	(4.92)

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	2.05	0.03	1.58	5.38	(0.33)

[1] Computed using the average number of shares outstanding during each period.

Attachment II-b
Exxon Mobil Corporation
Fourth Quarter 2021
(millions of dollars)

			Third
	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020
Earnings/(Loss) (U.S. GAAP)
Upstream
United States	1,768	(16,803)	869	3,663	(19,385)
Non-U.S.	4,317	(1,729)	3,082	12,112	(645)
Downstream
United States	913	(514)	663	1,314	(852)
Non-U.S.	554	(697)	592	791	(225)
Chemical
United States	1,322	461	1,183	4,502	1,277
Non-U.S.	599	230	957	3,294	686
Corporate and financing	(603)	(1,018)	(596)	(2,636)	(3,296)
Net income (loss) attributable to ExxonMobil	8,870	(20,070)	6,750	23,040	(22,440)

Identified Items Included in Earnings/(Loss)
U.S. Upstream
Impairments	(263)	(16,777)	—	(263)	(17,092)
Non-U.S. Upstream
Impairments	(489)	(2,203)	—	(489)	(2,244)
Tax Items	—	(297)	—	—	(297)
Asset sales	459	—	—	459	—
Contractual provisions	(250)	—	—	(250)	—
Inventory valuation	—	—	—	—	(61)
U.S. Downstream
Other items (asset sales, impairments)	4	—	—	4	(4)
Non-U.S. Downstream
Impairments	—	(258)	—	—	(593)
Tax Items	—	(262)	—	—	(262)
U.S. Chemical
Impairments	—	—	—	—	(90)
Asset sales	494	—	—	494	—
Non-U.S. Chemical
Asset sales	136	—	—	136	—
Other Items (tax items, impairments)	—	(22)	—	—	(24)
Corporate and financing
Severance - global workforce review	(4)	(326)	(5)	(52)	(326)
Other Items (asset sales, impairments)	(12)	(35)	—	(12)	(35)
Corporate total	75	(20,180)	(5)	27	(21,028)

Earnings/(Loss) Excluding Identified Items
Upstream
United States	2,031	(26)	869	3,926	(2,293)
Non-U.S.	4,597	771	3,082	12,392	1,957
Downstream
United States	909	(514)	663	1,310	(848)
Non-U.S.	554	(177)	592	791	630
Chemical
United States	828	461	1,183	4,008	1,367
Non-U.S.	463	252	957	3,158	710
Corporate and financing	(587)	(657)	(591)	(2,572)	(2,935)
Corporate total	8,795	110	6,755	23,013	(1,412)

Attachment III
Exxon Mobil Corporation
Fourth Quarter 2021

			Third
	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	770	719	758	721	685
Canada / Other Americas	571	619	569	560	536
Europe	17	32	21	22	30
Africa	235	258	248	248	312
Asia	752	658	668	695	742
Australia / Oceania	40	39	49	43	44
Worldwide	2,385	2,325	2,313	2,289	2,349

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,713	2,686	2,701	2,746	2,691
Canada / Other Americas	189	253	184	195	277
Europe	844	848	343	808	789
Africa	48	12	53	43	9
Asia	3,468	3,225	3,365	3,465	3,486
Australia / Oceania	1,322	1,161	1,464	1,280	1,219
Worldwide	8,584	8,185	8,110	8,537	8,471

Oil-equivalent production (koebd)[1]	3,816	3,689	3,665	3,712	3,761

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Attachment IV
Exxon Mobil Corporation
Fourth Quarter 2021

			Third
	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020
Refinery throughput (kbd)
United States	1,740	1,594	1,684	1,623	1,549
Canada	416	359	404	379	340
Europe	1,246	1,130	1,215	1,210	1,173
Asia Pacific	546	522	585	571	553
Other	170	150	163	162	158
Worldwide	4,118	3,755	4,051	3,945	3,773

Petroleum product sales (kbd)
United States	2,383	2,128	2,346	2,257	2,154
Canada	488	415	472	448	418
Europe	1,384	1,227	1,404	1,340	1,253
Asia Pacific	643	645	648	653	651
Other	493	418	457	464	419
Worldwide	5,391	4,833	5,327	5,162	4,895

Gasolines, naphthas	2,325	2,039	2,191	2,158	1,994
Heating oils, kerosene, diesel	1,804	1,739	1,796	1,749	1,751
Aviation fuels	267	172	228	220	213
Heavy fuels	265	237	276	269	249
Specialty products	730	646	836	766	688
Worldwide	5,391	4,833	5,327	5,162	4,895

Chemical prime product sales,
thousand metric tons (kt)
United States	2,512	2,467	2,531	9,724	9,010
Non-U.S.	4,189	4,176	4,141	16,608	16,439
Worldwide	6,701	6,643	6,672	26,332	25,449

Attachment V
Exxon Mobil Corporation
Fourth Quarter 2021
(millions of dollars)

			Third
	Fourth Quarter		Quarter	Twelve Months
	2021	2020	2021	2021	2020
Capital and Exploration Expenditures
Upstream
United States	1,307	1,122	976	4,018	6,817
Non-U.S.	2,934	1,812	1,863	8,236	7,614
Total	4,241	2,934	2,839	12,254	14,431

Downstream
United States	337	488	199	1,000	2,344
Non-U.S.	367	674	267	1,095	1,877
Total	704	1,162	466	2,095	4,221

Chemical
United States	461	435	385	1,367	2,002
Non-U.S.	401	240	160	876	714
Total	862	675	545	2,243	2,716

Other	1	—	1	3	6

Worldwide	5,808	4,771	3,851	16,595	21,374

Cash Flow from Operations and Asset Sales excluding Working Capital
Net cash provided by operating activities
(U.S. GAAP)	17,124	4,005	12,091	48,129	14,668
Proceeds associated with asset sales	2,601	770	18	3,176	999
Cash flow from operations and asset sales	19,725	4,775	12,109	51,305	15,667
Changes in operational working capital	(1,930)	114	(659)	(4,162)	1,653
Cash flow from operations and asset sales	17,795	4,889	11,450	47,143	17,320
excluding working capital

Attachment VI
Exxon Mobil Corporation
Earnings/(Loss)

	$ Millions	$ Per Common Share[1]
2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

2019
First Quarter	2,350	0.55
Second Quarter	3,130	0.73
Third Quarter	3,170	0.75
Fourth Quarter	5,690	1.33
Year	14,340	3.36

2020
First Quarter	(610)	(0.14)
Second Quarter	(1,080)	(0.26)
Third Quarter	(680)	(0.15)
Fourth Quarter	(20,070)	(4.70)
Year	(22,440)	(5.25)

2021
First Quarter	2,730	0.64
Second Quarter	4,690	1.10
Third Quarter	6,750	1.57
Fourth Quarter	8,870	2.08
Year	23,040	5.39

1 Computed using the average number of shares outstanding during each period.